M & K CPAS PLLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Golden Fork Corporation

 We hereby consent to this inclusion in this Registration Statement on Form S-1 of our report dated August 30, 2010, of Golden Fork Corporation relating to the financial statements as of May 31, 2010 and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

August 30, 2010